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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Timken Company of our report dated January 28, 2003 relating to the combined financial statements of the Ingersoll-Rand Engineered Solutions Business, an operating business unit of Ingersoll-Rand Company Limited, which appears in the Current Report on Form 8-K of The Timken Company dated February 7, 2003.



                                 /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
September 15, 2003